SUB-ITEM 77Q3

AIM DEVELOPING MARKETS FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  4/30/2008
FILE NUMBER 811-05426
SERIES NO.: 13


72DD.  1.   Total income dividends for which record date passed during the period. (000's Omitted)
            Class A                                                      7,174
       2.   Dividends for a second class of open-end company shares
            (000's Omitted)
            Class B                                                        173
            Class C                                                        377
            Institutional Class                                            287


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
       1.   Dividends from net investment income
            Class A                                                     0.2346
       2.   Dividends for a second class of open-end company shares
            (form nnn.nnnn)
            Class B                                                     0.0611
            Class C                                                     0.0611
            Institutional Class                                         0.3475

74U.   1    Number of shares outstanding (000's Omitted)
            Class A                                                     30,534
       2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B                                                      2,697
            Class C                                                      6,169
            Institutional Class                                            867


74V.   1    Net asset value per share (to nearest cent)
            Class A                                                     $30.52
       2    Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B                                                     $29.51
            Class C                                                     $29.49
            Institutional Class                                         $30.65